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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

    CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 9, 2001 (July 8, 2001)

Anchor Gaming
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-23124 (Commission File Number)	88-0304253 (IRS Employer Identification No.)

815 Pilot Road, Suite G, Las Vegas, Nevada 89119
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 896-7568

Item 5. Other Events

ANNOUNCEMENT OF ANCHOR GAMING'S MERGER WITH A WHOLLY-OWNED SUBSIDIARY OF IGT

    On July 8, 2001, the registrant entered into an agreement to be acquired by International Game Technology, a Nevada corporation, through the merger of a wholly-owned subsidiary of IGT with and into the registrant. Upon completion of the merger, the registrant will be a wholly-owned subsidiary of IGT. For additional information, reference is made to the press release issued by the registrant on July 9, 2001 and attached hereto as Exhibit 99.1. See "Index to Exhibits."

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  Press Release dated July 9, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 9, 2001	ANCHOR GAMING
	By:	/s/ THOMAS J. MATTHEWS Thomas J. Matthews President and Chief Executive Officer

INDEX TO EXHIBITS

Description of Exhibit
99.1	Press Release dated July 9, 2001

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FORM 8-K
SIGNATURES
INDEX TO EXHIBITS